Exhibit 10.17.3

SECOND AMENDMENT TO THE

GWR GLOBAL WATER RESOURCES CORP.

STOCK OPTION PLAN

GWR Global Water Resources Corp., a British Columbia corporation (“GWRC”), previously established the Global Water Resources Corp. Stock Option Plan approved as of January 9, 2012 (as amended, the “Prior Plan”). GWRC is being restructured by being merged with and into Global Water Resources, Inc., a Delaware corporation (the “Company”), the surviving entity, which will simultaneously undertake a “going public” transaction that will result in the Company’s Common Shares being listed on NASDAQ. In connection with the merger transaction, the Company has agreed to assume the Prior Plan. By adoption of this Amendment, the Company now desires to amend the Prior Plan to reflect the merger with GWRC and the Company’s going public transaction, effective as of the date of the closing of the merger transaction (the “Effective Date”), as set forth below. As of the Effective Date, the name of the Prior Plan is hereby changed and shall be the Global Water Resources, Inc. Stock Option Plan (the “Plan”).

1. This Amendment shall be effective as of the Effective Date.

2. The following definitions in Section 2 are hereby amended and restated or added as follows:

“Affiliate” means the Company and any other corporation or trade or business required to be aggregated with the Company which constitutes a single employer under Code Section 414(b) or Code Section 414(c) with the Company, except that in applying Code Section 1563(a)(1), (2) and (3), the language “at least 50%” is used instead of “at least 80%.”

“Committee” means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; (ii) an “outside director” as defined in Section 162(m) of the Code; and (iii) as “independent” for purposes of the applicable NASDAQ Listing Rules.

“Company” means Global Water Resources, Inc., a Delaware corporation and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

“Global Water” means the Company and any Affiliates thereof designated by the Committee.

“Market Value” means (i) means the closing sale price of one share of Common Shares as reported on the NASDAQ (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded) on the date such value is determined or, if Common Shares are not traded on such date, on the first immediately preceding business day on which Common Shares were so traded, or (ii) if the Company’s Common Shares are not traded on NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded), the fair market value of Common Shares on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Market Value.

“NASDAQ” means the NASDAQ Stock Exchange.

“Plan” means this Global Water Resources, Inc. Stock Option Plan as amended from time to time.

3. Section 2.1 is hereby amended by deleting the definition of “Act.”

4. Section 3.1 is hereby amended and restated in its entirety as follows:

The Plan shall be administered by the Committee or, with respect to individuals who are non-employee directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

5. The first sentence in Section 3.3 is hereby amended and restated in its entirety as follows:

The Committee may, by resolution, delegate to one or more officers of the Company any or all of the powers conferred on the Committee under the Plan; provided, however, that the Committee shall not be permitted to delegate the authority to grant Options to any individual who is, or may become, subject to Code Section 162(m) or Section 16 of the Exchange Act.

6. Section 5.6 is hereby deleted.

7. Section 5.8 shall be amended and restated as follows:

Common Shares shall constitute “service recipient stock” within the meaning of Section 409A of the Code.

8. Section 5.9 is hereby deleted.

9. Section 7.4 is hereby deleted.

10. Section 9.1(i) is hereby amended and restated in its entirety as follows:

(i) any amendment required to be approved by the Company’s shareholders under applicable law (including, without limitations, the rules, regulations and policies of NASDAQ or any exchange on which the Common Shares are then traded).

11. Section 10.5 is hereby amended and restated in its entirety as follows:

The Plan and all matters to which reference is made herein shall be governed and interpreted in accordance with the laws of the State of Delaware applicable therein.

12. This Amendment shall supersede the provisions of the Prior Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of this     day of             , 2016.

Global Water Resources, Inc.

By:

Its:

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